                                                                      EXHIBIT 99


Information required by Form 11-K with respect to the Franklin Financial Employees Retirement Savings Plan for the fiscal year ended December 31, 1999

     The following financial statements prepared in accordance with the financial reporting requirements of ERISA include the following:

     a.  Independent Auditors' Report
     b.  Statement of Net Assets Available for Plan Benefits, as of December
         31, 1999 and 1998
     c. Statement of Changes in Net Assets Available for Plan Benefits, for the Years Ended December 31, 1999 and 1998
     d.  Notes to Financial Statements
     e.  Schedule H - Schedule of Assets Held for Investment Purposes
     f.  Schedule H - Schedule of Reportable Transactions

                          FRANKLIN FINANCIAL EMPLOYEES
                             RETIREMENT SAVINGS PLAN

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULES
                           DECEMBER 31, 1999 AND 1998
                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN

                                TABLE OF CONTENTS


Independent Auditors' Report.........................................................1-2

Financial Statements:

         Statements of Net Assets Available for Plan Benefits..........................3

         Statements of Changes in Net Assets Available for Plan Benefits...............4

         Notes to Financial Statements...............................................5-8

Schedules:

         Assets Held for Investment Purposes...........................................9

         Reportable Transactions...................................................10-12

                          INDEPENDENT AUDITOR'S REPORT


To the Board of Directors of the
Franklin Financial Employees
Retirement Savings Plan


We have audited the accompanying statements of net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 1999 and 1998, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of Franklin Financial Employees Retirement Savings Plan as of December 31, 1999 and 1998, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional anaylsis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

The schedule of assets held for investment purposes that accompanies the Plan's financial statements does not disclose the historical cost of certain plan investments held by the Plan custodian. Disclosure of this information is required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.




Heathcott & Mullaly, P.C.
Brentwood, Tennessee
May 15, 2000

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                           DECEMBER 31, 1999 AND 1998


                  ASSETS:                                                     1999                1998
                                                                           ----------          ----------

                  Investments held by Aetna Life Insurance
                    and Annuity Company, Custodian                         $1,389,821             978,836
                  Franklin Financial Corporation common stock                 261,775             224,612
                  Participant loans                                            16,043              28,291
                  Cash                                                          2,426                 830
                                                                           ----------          ----------

                      Total investments, at fair value                      1,670,065           1,232,569
                                                                           ==========          ==========

                  Receivables:
                    Employee contributions                                        281                  --
                    Employer contribution                                       6,766               1,211
                                                                           ----------          ----------

                      Total receivables                                         7,047               1,211
                                                                           ----------          ----------

                           Total assets                                    $1,677,112           1,233,780
                                                                           ==========          ==========



                           NET ASSETS AVAILABLE FOR PLAN BENEFITS          $1,677,112           1,233,780
                                                                           ==========          ==========

See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     YEARS ENDED DECEMBER 31, 1999 AND 1998



                 ADDITIONS TO NET ASSETS ATTRIBUTED TO:                             1999                1998
                                                                                 ----------          ----------

                       Investment income:
                          Interest                                               $    1,766               4,567
                          Net appreciation in fair value of investments             106,967              33,116
                                                                                 ----------          ----------

                          Total investment income                                   108,733              37,683
                                                                                 ----------          ----------

                      Contributions
                          Employer                                                  134,773              80,364
                          Participants                                              238,253             194,871
                                                                                 ----------          ----------

                          Total contributions                                       373,026             275,235
                                                                                 ----------          ----------

                               Total additions                                      481,759             312,918
                                                                                 ----------          ----------


                 DEDUCTIONS FROM NET ASSETS ATTRIBUTED TO:
                          Benefits paid to participants                              32,817              39,196
                          Forfeitures                                                 5,610               3,047
                                                                                 ----------          ----------

                               TOTAL DEDUCTIONS                                      38,427              42,243
                                                                                 ----------          ----------

                 INCREASE IN NET ASSETS                                             443,332             270,675

                 NET ASSETS AT BEGINNING OF YEAR                                  1,223,780             963,105
                                                                                 ----------          ----------

                 NET ASSETS AT END OF YEAR                                       $1,677,112           1,233,780
                                                                                 ==========          ==========



See accompanying notes to financial statements.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(1)      DESCRIPTION OF PLAN

         The following description of the Franklin Financial Employees Retirement Savings Plan provides only general information. Participants should refer to the Plan agreement for a more comprehensive description of the Plan's provisions.

         (A)      GENERAL

                  The Plan is a defined contribution plan covering all employees of Franklin National Bank (the Company) who have three months of service and are age twenty-one or older. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). Franklin National Bank is a wholly-owned subsidiary of Franklin Financial Corporation.

         (B)      CONTRIBUTIONS

                  Each year, participants may contribute up to 15% of pretax annual income, as defined in the Plan. Participants may also contribute amounts representing distributions from other qualified defined benefit or contribution plans. The Company contributes 50% of the first 6% of base compensation that a participant contributes to the Plan. Additional amounts may be contributed at the option of the Company. Contributions are subject to certain limitations. Effective January 1, 1998 all employer contributions are invested in Franklin Financial Corporation stock.

         (C)      PARTICIPANTS ACCOUNTS

                  Each participant's account is credited with the participant's contribution and allocations of (a) the Company's contribution and (b) Plan earnings, and charged with an allocation of administrative expenses, if any. Allocations are based on participant earnings or account balances, as defined. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

         (D)      VESTING

                  Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in the Company's matching and discretionary contribution portion of their accounts plus actual earnings is based on years of continuous service. A participant is 100 percent vested after 3 years of service.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(1)      DESCRIPTION OF PLAN, CONTINUED

         (D)      VESTING, CONTINUED

                  Participants automatically become fully vested, regardless of the years of service completed, upon attainment of the Plan's normal retirement age of 65, upon death, or upon disability.

         (E)      INVESTMENT OPTIONS

                  Upon enrollment in the Plan, a participant may direct employee contributions in any of thirteen investment options including common stock of Franklin Financial Corporation.

         (F)      PARTICIPANT LOANS

                  Participants may borrow from their fund accounts to a maximum equal to the lesser of $50,000 or 50% of their account balance. Loan transactions are treated as a transfer to (from) the investment funds from (to) the Participant notes fund. Loan terms are limited to five years. The loan term may exceed five years for the purchase of a primary residence. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest are paid ratably through monthly payroll deductions.

         (G)      PAYMENT OF BENEFITS

                  On termination of service due to death, disability or retirement, a participant may elect to receive either a lump-sum amount equal to the value of the participant's vested interest in his or her account, or annual installments. For termination of service due to other reasons, a participant may receive the value of the vested interest in their account as a lump sum distribution.

         (H)      FORFEITED ACCOUNTS

                  Forfeitures of nonvested Company contributions are used to reduce future Company contributions.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(1)      DESCRIPTION OF PLAN, CONTINUED

         (I)      PLAN TERMINATION

                  Although it has not expressed any intent to do so, the Company has the right to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100 percent vested in their accounts.

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      BASIS OF PRESENTATION

                  The financial statements of the Plan have been prepared on an accrual method of accounting.

         (B)      ESTIMATES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

         (C)      INVESTMENTS

                  Investments are stated at fair value as reported by the Custodian. Fair values have been determined by quoted prices on an active market. Shares of mutual funds are valued at quoted market prices which represent the net assets value of shares held by the plan at year end.

         (D)      PAYMENT OF BENEFITS

                  Benefits are recorded when paid.

(3)      INVESTMENTS

         The following presents investments at December 31, 1999 and 1998 that represent 5% or more of the plan's net assets.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998

(3)      INVESTMENTS, CONTINUED



                                                       1999              1998
                                                     --------          --------

Aetna Investments Growth and Income Fund             $409,222          $329,624
Aetna Investments Balances Fund                       114,977            89,020
Aetna Investments Fixed Account                       244,271           244,309
Portfolio Partners MFS Emerging Equities              110,643                --
Fidelity VIP Equity Income Portfolio                  116,962            63,501
Fidelity VIP Growth Portfolio                         275,803           114,343
Franklin Financial Corporation Common Stock           261,775           224,612

(4)      TAX STATUS

         The Plan has received a determination letter in which the Internal Revenue Service stated the Plan, as currently designed, is in compliance with the applicable requirements of the Internal Revenue Code.

(5)      RELATED PARTY TRANSACTION

         Certain Plan investments are shares of institutional funds managed by Aetna Life Insurance and Annuity Company. Aetna Life Insurance and Annuity Company is the custodian of the Plan and, therefore, these transactions qualify as party-in-interest.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1999

               SCHEDULE H - SCHEDULE OF ASSETS HELD FOR INVESTMENT
                             PURPOSES AT END OF YEAR


           Identity of Issue,                      Description of                              Current
            Borrower, Lessor                         Investment                Cost             Value

*Aetna Growth and Income                         Institutional fund              N/A         $   409,222
*Aetna Money Market                              Money Market                    N/A              53,264
*Aetna Bond                                      Institutional fund              N/A              13,968
*Aetna Balanced                                  Institutional fund              N/A             114,977
*Aetna Guaranteed Accumulation                   Institutional fund              N/A               2,425
Account - Short Term
*Aetna Guaranteed Accumulation                   Institutional fund              N/A                 315
Account - Long Term
*Aetna Fixed Account #26                         Institutional fund              N/A             244,271
Portfolio Partners Scudder Int'l Growth          Mutual fund                     N/A              18,395
Portfolio Partners MFS Research                  Mutual fund                     N/A              29,576
Growth
Portfolio Partners MFS Emerging                  Mutual fund                     N/A             110,643
Equities
Fidelity VIP Equity Income Portfolio             Mutual fund                     N/A             116,962
Fidelity VIP Growth Portfolio                    Mutual fund                     N/A             275,803
*Participant Loans                               8.25% - 8.75%                   N/A              16,043
*Franklin Financial Corporation                  Employer Stock              452,053             261,775
                                                                                             -----------
TOTAL INVESTMENTS                                                                            $ 1,667,639

*Party-in-interest to the Plan.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1999

                SCHEDULE H - SCHEDULE OF REPORTABLE TRANSACTIONS

                                                                                                            CURRENT
                                                                                                           VALUE OF
                                                                                                             ASSET
  IDENTITY OF                                                                                                 ON
     PARTY        DESCRIPTION      PURCHASE        SELLING       LEASE        EXPENSE       COST OF       TRANSACTION     NET GAIN
   INVOLVED        OF ASSET         PRICE           PRICE        RENTAL       INCURRED       ASSET           DATE          OR LOSS

1) Single Transactions

*Franklin          Employer        $103,157          --            --            --        $ 103,157       $ 103,157         --
Financial Corp      Stock

2) Series of Nonsecurity Transactions

   None reportable.

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1999

                SCHEDULE H - SCHEDULE OF REPORTABLE TRANSACTIONS

                                                                                                            CURRENT
                                                                                                           VALUE OF
                                                                                                             ASSET
  IDENTITY OF                                                                                                 ON
     PARTY        DESCRIPTION      PURCHASE        SELLING       LEASE        EXPENSE       COST OF       TRANSACTION     NET GAIN
   INVOLVED        OF ASSET         PRICE           PRICE        RENTAL       INCURRED       ASSET           DATE          OR LOSS

3) Aggregate Transactions in One issue of Securities

* Aetna          Institutional     $ 56,043             --         --            --         $56,043        $  56,043         --
Growth and       Fund                    --        $29,078         --            --         $29,078        $  29,078         --
Income

* Aetna          Money             $ 19,394             --         --            --         $19,394        $  19,394         --
Money            Market                  --        $ 6,172         --            --         $ 6,172        $   6,172         --
Market

* Aetna                            $ 21,729             --         --            --         $21,729        $  21,729         --
Balanced                                 --        $ 8,356         --            --         $ 8,356        $   8,356         --

*Aetna Fixed     Institutional     $ 37,088             --         --            --         $37,088        $  37,088         --
Account #26      Fund                    --        $46,684         --            --         $46,684        $  46,684         --

              FRANKLIN FINANCIAL EMPLOYEES RETIREMENT SAVINGS PLAN
                                 EIN: 62-1376027
                                PLAN NUMBER: 001
                       PLAN YEAR ENDED: DECEMBER 31, 1999

                SCHEDULE H - SCHEDULE OF REPORTABLE TRANSACTIONS

                                                                                                       CURRENT
                                                                                                       VALUE OF
                                                                                                        ASSET
  IDENTITY OF                                                                                             ON
     PARTY        DESCRIPTION      PURCHASE      SELLING     LEASE     EXPENSE       COST OF         TRANSACTION     NET GAIN
   INVOLVED        OF ASSET         PRICE         PRICE      RENTAL    INCURRED       ASSET              DATE        OR LOSS

Portfolio            Mutual        $ 19,688           --       --         --        $  19,688         $  19,688         --
Partners             Fund                --      $ 3,140       --         --        $   3,140         $   3,140         --
MFS
Emerging Eq

Fidelity VIP         Mutual        $ 52,595           --       --         --        $  52,595         $  52,595         --
Equity               Fund                --      $ 2,516       --         --        $   2,516         $   2,516         --
Income

Fidelity VIP         Mutual        $111,419           --       --         --        $ 111,419         $ 111,419         --
Growth               Fund                --      $14,641       --         --        $  14,641         $  14,641         --
Portfolio

*Franklin            Employer      $129,190           --       --         --        $ 129,190         $ 129,190         --
Financial            Stock
Corp

4) Other Transactions Involving Securities or Parties Involved in Single
Transactions Reportable

   None Reportable.

*Party-in-interest to the Plan.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan has caused this annual report to be signed on the 27th day of June, 2000, by the undersigned thereunto duly authorized.

                                  FRANKLIN FINANCIAL EMPLOYEES RETIREMENT
                                  SAVINGS PLAN


                                  By:     /s/ Gordon E. Inman
                                     -------------------------------------------
                                     Gordon E. Inman, Trustee
                                     (Plan Administrator)



                                  By:     /s/ Richard E. Herrington
                                     -------------------------------------------
                                     Richard E. Herrington, Trustee
                                     (Plan Administrator)